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                                                               Exhibit 23(g)(3)

                                 AMENDMENT TO
                               CUSTODY AGREEMENT

       This Amendment effective April 30, 2007 to the Custody Agreement effective as of April 30, 2003 (the "Agreement") by and between LINCOLN VARIABLE INSURANCE PRODUCTS TRUST (the "Trust") on behalf of its series listed on Schedule 1 (the "Funds") (the Trust on behalf of the Funds shall constitute the "Client"), and MELLON BANK, N.A. (the "Custodian").

       WHEREAS, the Client and the Custodian have entered into the Agreement;
and

       WHEREAS, pursuant to Section 17 of the Agreement, the Client and the Custodian wish to amend the Agreement to restructure and add certain Funds to the Trust.

       NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

    1. To delete Schedule 1 of the Agreement and substitute it with the
       Schedule 1 attached hereto.

    2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

    3. The Client and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Client or the Custodian to this Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

LINCOLN VARIABLE INSURANCE                MELLON BANK, N.A.
PRODUCTS TRUST, on behalf
of the Funds listed on Schedule 1

By:    ----------------------------       By:    ---------------------------
Name:  ----------------------------       Name:  ---------------------------
Title: ----------------------------       Title: ---------------------------
Date:  ----------------------------       Date:  ---------------------------

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                                  SCHEDULE 1

                   LINCOLN VARIABLE INSURANCE PRODUCTS TRUST
                              SERIES OF THE TRUST
                            (as of April 30, 2007)

1.  LVIP Cohen & Steers Global Real Estate Fund
2.  LVIP Delaware Bond Fund (formerly Bond Fund)
3.  LVIP Delaware Growth and Income Fund (formerly Growth and Income Fund)
4.  LVIP Delaware Managed Fund (formerly Managed Fund)
5.  LVIP Delaware Money Market Fund
6.  LVIP Delaware Social Awareness Fund (formerly Social Awareness Fund)
7.  LVIP Delaware Special Opportunities Fund (formerly Special Opportunities
    Fund)
8.  LVIP FI Equity Income Fund (formerly Equity-Income Fund)
9.  LVIP Growth Opportunities Fund
10. LVIP Janus Capital Appreciation Fund (formerly Capital Appreciation Fund)
11. LVIP Mondrian International Value Fund (formerly International Fund)
12. LVIP T. Rowe Price Structured Mid-Cap Growth Fund (formerly Aggressive Growth Fund)
13. LVIP UBS Global Asset Allocation Fund (formerly Global Asset Allocation
    Fund)

Fund of Funds:
14. LVIP Wilshire Conservative Profile Fund (formerly Conservative Profile Fund)
15. LVIP Wilshire Moderate Profile Fund (formerly Moderate Profile Fund)
16. LVIP Wilshire Moderately Aggressive Profile Fund (formerly Moderately Aggressive Profile Fund)
17. LVIP Wilshire Aggressive Profile Fund (formerly Aggressive Profile Fund)
18. LVIP Wilshire 2010 Profile Fund
19. LVIP Wilshire 2020 Profile Fund
20. LVIP Wilshire 2030 Profile Fund
21. LVIP Wilshire 2040 Profile Fund

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